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JP MORGAN

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           DETROIT DIESEL CORPORATION
                                       BY
                        DIESEL PROJECT DEVELOPMENT, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
               DAIMLER CHRYSLER NORTH AMERICA HOLDING CORPORATION
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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, AUGUST 25, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                   July 31, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    We have been appointed by Diesel Project Development, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of DaimlerChrysler North America Holding Corporation, a Delaware corporation ("DCNA"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share, (the "Shares"), of Detroit Diesel Corporation, a Delaware corporation (the "Company"), at a purchase price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 31, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

    Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, who cannot complete the procedures for book-entry transfer on a timely basis, or who cannot deliver all other required documents to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES WHICH, WHEN ADDED TO THE NUMBER OF SHARES CURRENTLY OWNED BY DCNA (APPROXIMATELY 21.4% OF THE OUTSTANDING SHARES), REPRESENTS AT LEAST A MAJORITY OF THE THEN OUTSTANDING SHARES ON A FULLY DILUTED BASIS AND (2) ANY WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER, HAVING EXPIRED OR BEEN TERMINATED AND THE NOTIFICATION OF AND APPROVAL BY THE EUROPEAN COMMISSION UNDER THE EU COUNCIL
REGULATION 4064/89, AS AMENDED, HAVING BEEN RECEIVED. DDC HOLDINGS, INC., A WHOLLY OWNED INDIRECT SUBSIDIARY OF PENSKE CORPORATION, THE COMPANY'S MAJOR STOCKHOLDER BENEFICIALLY OWNING APPROXIMATELY 48.6% OF THE COMPANY'S OUTSTANDING SHARES, HAS AGREED TO TENDER ITS SHARES IN THE OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE. ASSUMING DDC HOLDINGS TENDERS ITS SHARES IN THE OFFER, THE MINIMUM CONDITION IN (1) ABOVE WILL BE SATISFIED WITHOUT THE NEED FOR ANY OTHER STOCKHOLDER TO TENDER SHARES IN THE OFFER. THE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE SECTION 15 OF THE OFFER TO PURCHASE.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

        1. Offer to Purchase, dated July 31, 2000;

        2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients (manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares);
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        3. Notice of Guaranteed Delivery to be used to accept the Offer if Share
    Certificates are not immediately available or if such certificates and all other required documents cannot be delivered to the Depositary, or if the procedures for book-entry transfer cannot be completed on a timely basis;

        4. A printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

        5. The letter to stockholders of the Company from Roger S. Penske, Chairman of the Board of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company, which includes the recommendation of the Board of Directors of the Company (the "Board of Directors") that stockholders accept the Offer and tender their Shares to the Purchaser thereunder; and

        6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    Based upon, among other things, the unanimous recommendation of its Special Committee, the Board of Directors of the Company by unanimous vote of those present (1) determined that the terms of the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (2) approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), and (3) recommends that the Company's stockholders accept the Offer and tender their Shares to the Purchaser thereunder and adopt the Merger Agreement.

    The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 20, 2000 (the "Merger Agreement"), among DCNA, the Purchaser and the Company. The Merger Agreement provides for, among other things, the making of the Offer by the Purchaser, and further provides that the Purchaser will merge with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement. Following the Merger, the Company will continue as the surviving corporation, wholly owned by DCNA, and the separate corporate existence of the Purchaser will cease.

    In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and other required documents should be sent to the Depositary and (ii) Share Certificates representing the tendered Shares should be delivered to the Depositary, or such Shares should be tendered by book-entry transfer into the Depositary's account maintained at the Book-Entry Transfer Facility (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If holders of Shares wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

    The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and the Dealer Manager as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers.

    The Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE
THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON FRIDAY, AUGUST 25, 2000, UNLESS THE OFFER IS EXTENDED.
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    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF DCNA, THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.